                                                                      EXHIBIT 25

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                   305(B)(2)

                               -----------------

                            FIRST TRUST OF ILLINOIS,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   36-4046888
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

 400 NORTH MICHIGAN AVENUE,                                60611
     CHICAGO, ILLINOIS                                   (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE
          OFFICES)

                               -----------------

                                 JOHN W. PORTER
                 FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION
                        400 N. MICHIGAN AVENUE, FLOOR 25
                            CHICAGO, ILLINOIS 60611
                            TELEPHONE (312) 836-6736
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               -----------------

                                K N ENERGY, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           KANSAS                                       48-0290000
(STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

   370 VAN GORDON STREET                                80228-8304
     P.O. BOX 281304                                    (ZIP CODE)
    LAKEWOOD, COLORADO
(ADDRESS OF PRINCIPAL EXECUTIVE
          OFFICES)

                          SUBORDINATED DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

===============================================================================

ITEM 1. GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

     Comptroller of the Currency, Washington, D.C.

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                               AS OF MAY 17, 1996

                                                                    COL. B
               COL. A                                               AMOUNT
           TITLE OF CLASS                                        OUTSTANDING
           --------------                                        -----------

     Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

     Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

     Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

     Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                               AS OF MAY 17, 1996

        COL. A           COL. B              COL. C                    COL. D
                                                                     PERCENTAGE
                                                                      OF VOTING
                                                                     SECURITIES
                                                                    REPRESENTED
                                                                     BY AMOUNT
        NAME OF         TITLE OF          AMOUNT OWNED                 GIVEN
         OWNER           CLASS            BENEFICIALLY               IN COL. C
        -------         --------          ------------              -----------


     Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                               AS OF MAY 17, 1996

        COL. A           COL. B              COL. C                    COL. D
                                                                     PERCENTAGE
                                                                      OF VOTING
                                                                     SECURITIES
                                                                    REPRESENTED
                                                                     BY AMOUNT
        NAME OF         TITLE OF          AMOUNT OWNED                 GIVEN
         OWNER           CLASS            BENEFICIALLY               IN COL. C
        -------         --------          ------------              -----------


     Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                               AS OF MAY 17, 1996

     COL. A        COL. B              COL. C                    COL. D
                  WHETHER
                    THE
                 SECURITIES
                 ARE VOTING
                     OR      AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
    TITLE OF     NONVOTING   HELD AS COLLATERAL SECURITY   REPRESENTED BY AMOUNT
     CLASS       SECURITIES   FOR OBLIGATIONS IN DEFAULT      GIVEN INN COL. C
    --------     ----------  ----------------------------  ---------------------


     Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                          AS OF MAY 17, 1996

       COL. A           COL. B               COL. C                  COL. D
                                          AMOUNT OWNED
                                     BENEFICIALLY OR HELD       PERCENT OF CLASS
    NAME OF ISSUER                   AS COLLATERAL SECURITY      REPRESENTED BY
     AND TITLE OF       AMOUNT         FOR OBLIGATIONS IN        AMOUNT GIVEN IN
        CLASS         OUTSTANDING      DEFAULT BY TRUSTEE            COL. C
    --------------    -----------    ----------------------     -----------------

     Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                          AS OF MAY 17, 1996

       COL. A           COL. B               COL. C                  COL. D
                                          AMOUNT OWNED
                                     BENEFICIALLY OR HELD       PERCENT OF CLASS
    NAME OF ISSUER                   AS COLLATERAL SECURITY      REPRESENTED BY
     AND TITLE OF       AMOUNT         FOR OBLIGATIONS IN        AMOUNT GIVEN IN
        CLASS         OUTSTANDING      DEFAULT BY TRUSTEE            COL. C
    --------------    -----------    ----------------------     -----------------

     No applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                          AS OF MAY 17, 1996

       COL. A           COL. B               COL. C                  COL. D
                                          AMOUNT OWNED
                                     BENEFICIALLY OR HELD       PERCENT OF CLASS
    NAME OF ISSUER                   AS COLLATERAL SECURITY      REPRESENTED BY
     AND TITLE OF       AMOUNT         FOR OBLIGATIONS IN        AMOUNT GIVEN IN
        CLASS         OUTSTANDING      DEFAULT BY TRUSTEE            COL. C
    --------------    -----------    ----------------------     -----------------


    Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                               AS OF MAY 17, 1996

        COL. A.                        COL. B                        COL. C
NATURE OF INDEBTEDNESS           AMOUNT OUTSTANDING                 DATE DUE
- ----------------------           ------------------                 --------

      Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

        There is not nor has there been a default with respect to the securities under this indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OR ANY SUCH DEFAULT.

        There is not nor has there been a default with respect to the securities under this indenture. The trustee is a trustee under other indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other indentures.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

   If ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

     Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

   IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

     Not applicable.

ITEM 16. LIST OF EXHIBITS.

   LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

     1. A copy of the Articles of Association of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to
   Exhibit 1 to T-1; Registration No. 33-64175.

     2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1, Registration No. 33-64175.

     3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1, Registration No. 33-64175.

     4. A copy of the existing By-Laws of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

     5. Not applicable by virtue of response to Item 13.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 17TH DAY OF MAY, 1996.

                                         First Trust of Illinois, National
                                          Association

                                         By        /s/ John W. Porter
                                           -------------------------------------
                                                      John W. Porter
                                               Vice President and Secretary

                                                                   EXHIBIT 7

First Trust of Illinois, N.A.     Call Date: 03/31/96        ST-BK: 17-1638     FFIEC 033
100 North Michigan Avenue                                                       Page RC-1
Chicago, IL 60611                 Vendor ID: D               CERT: 34094
                                                                                    9
Transit Number: 09600069


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                C200
                                                                                          Dollar Amounts in Thousands
- ---------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):      RCOM
                                                                                  ----
    a.  Noninterest-bearing balances and currency and coin(1)...................  0081. .         74,785       1.a
    b.  Interest-bearing balances(2)............................................  0071. .              0       1.b
 2. Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A) .............  1754. .              0       2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D)............  1775. .          3,000       2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a.  Federal funds sold......................................................  0276. .              0       3.a
    b.  Securities purchased under agreements to resell.........................  0277. .              0       3.b
 4. Loans and lease financing receivables:               RCOM
    a.  Loans and leases, net of unearned income         ----
        (from schedule RC-C)..........................   2122. .            0              . . . . . . .       4.a
    b.  LESS: Allowance for loan and lease losses.....   3123. .            0              . . . . . . .       4.b
    c.  LESS: Allocated transfer risk reserve.........   3128. .            0              . . . . . . .       4.c
    d.  Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus
        4.b and 4.c)............................................................  2125. .              0       4.d
 5. Trading assets..............................................................  3545. .              0       5.
 6. Premises and fixed assets (including capitalized leases)....................  2145. .              4       6.
 7. Other real estate owned (from Schedule RC-H)................................  2150. .              0       7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-R)..............................................................  2130. .              0       8.
 9. Customers' liability to this bank on acceptances outstanding................  2155. .              0       9.
10. Intangible assets (from Schedule RC-R)......................................  2143. .         27,245       10.
11. Other assets (from Schedule RC-F)...........................................  2160. .          3,905       11.
12. Total assets (sum of items 1 through 11)....................................  2170. .        108,939       12.

- ---------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit net held for trading.

First Trust of Illinois, N.A>        Call Date: 03/31/96      ST-BK: 17-1638      FFIEC 033
400 North Michigan Avenue                                                         Page RC-2
Chicago, IL 60611                    Vendor ID: D             CERT: 34094
                                                                                      10

Transit Number: 09600069

Schedule RC - Continued

                                                                                          Dollar Amounts in Thousands
- ---------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
                                                                                 RCOM
    a. In domestic offices (sum of totals of                                     ----
       columns A and C from Schedule RC-E).....................................  2200                 0      13.a
                                                        RCON
                                                        ----
       (1) Noninterest-bearing (1)...................   6631. .         0                 . . . . . . .      13.a.1
       (2) Interest-bearing..........................   6636. .         0                 . . . . . . .      13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs...........           . . . . . . .
       (1) Noninterest-bearing.................................................           . . . . . . .
       (2) Interest-bearing....................................................           . . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased.................................................  0278. .               0     14.a
    b. Securities sold under agreements to repurchase..........................  0279. .               0     14.b
15. a. Demand notes issued to the U.S. Treasury................................  2840. .               0     15.a
    b. Trading liabilities.....................................................  3548. .               0     15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less...........................  2332. .               0     16.a
    b. With a remaining maturity of more than one year.........................  2333. .               0     16.b
17. Mortgage indebtedness and obligations under capitalized leases.............  2910. .               0     17.
18. Bank's liabilities on acceptances executed and outstanding.................  2920. .               0     18.
19. Subordinated notes and debentures..........................................  3200. .               0     19.
20. Other liabilities (from Schedule RC-G).....................................  2930. .           2,791     20.
21. Total liabilities (sum of items 13 through 20).............................  2948. .           2,791     21.

22. Limited-life preferred stock and related surplus...........................  3282. .               0     22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............................  3838. .               0     23.
24. Common stock...............................................................  3230. .           1,000     24.
25. Surplus (exclude all surplus related to preferred stock)...................  3839. .         106,712     25.
26. a. Undivided profits and capital reserves..................................  3632. .          (1,564)    26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities..  6434. .               0     26.b
27. Cumulative foreign currency translation adjustments........................  3210    . . . . . . . .
28. Total equity capital (sum of items 23 through 27)..........................  3210. .         106,148     28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of
    items 21, 22, and 26)......................................................  3300. .         108,939     29.

Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external auditors as of any date during 1995...........  6724. .               2      n.1

1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but       external auditors
    not on the bank separately)                                 7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance  8 = No external audit work with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)

- ---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.